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                                                                     EXHIBIT 4.2

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         This Amended and Restated LOAN AND SECURITY AGREEMENT dated as of December 22, 1998 (the "Agreement"), is entered into between HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Borrower"), whose address is 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076, and LASALLE NATIONAL BANK, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60674.

         In consideration of the mutual agreements hereinafter set forth, the Borrower and the Bank hereby agree as follows:

1.       DEFINITIONS.

         1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

                  "Borrowing Base Amount" shall mean:

                  (a) an amount of up to 80% of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Eligible Accounts; plus

                  (b) the lesser of (i) (a) 50% of the Non-Sample Inventory plus (b) the lesser of 30% of Sample Inventory or $125,000, (calculated as the lower of cost or market value computed on a first-in/first-out basis, after deduction of such reserves and allowances as the Bank deems proper and necessary), or (ii) the amount available for advance on Eligible Accounts as set forth of (a) above.

                  "Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

                  "Collateral" shall have the meaning set forth in Section 6.1.

                  "Default Rate" shall mean the Prime Rate plus 2% per annum.

                  "Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrower's financial statement and determined in accordance with GAAP.

                  "EBITDA" shall mean, for any period, the sum of the following:
(a) Net Income (excluding extraordinary and unusual items and income or loss


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attributable to equity in any affiliated or subsidiary corporations) for such period, plus (b) Interest Charges, plus (c) income taxes payable or accrued, plus (d) Depreciation for such period, plus (e) all other non-cash charges, minus (f) that portion of net income arising out of the sale of assets outside of the ordinary course of business (to the extend not previously excluded under clause (a) of this definition), in each case to the extent included in determining Net Income for such period.

                  "Eligible Accounts" shall mean those Accounts of the Borrower which:

                  (a) are genuine in all respects and have arisen in the ordinary course of the Borrower's business from (i) the performance of services by the Borrower, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale or lease of Goods by the Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, and the Borrower has possession of, or has delivered to the Bank at the Bank's request, shipping and delivery receipts evidencing such shipment;

                  (b) are evidenced by an invoice delivered to the Account Debtor thereunder, are due and payable within zero (0) days after the date of the invoice or shipment of the Inventory referred to in the invoice, whichever is later, and are not more than ninety (90) days past due;

                  (c) do not arise from a "sale on approval" or a "sale or return";

                  (d) have not arisen out of contracts with the United States or any state, county, city or other governmental body, or any department, agency or instrumentality thereof;

                  (e) are not due from an Account Debtor which is a director, officer, employee, agent, subsidiary, parent or affiliate of the Borrower,

                  (f) do not arise in connection with a sale to an Account Debtor who is not a resident or citizen of and is located within the United States of America;

                  (g) do not arise in connection with a sale to an Account Debtor who is located within a state which requires the Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities or similar report, with such state's taxing authority, unless (A) the Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by the Borrower at its election, or (C) the Borrower has proven to the satisfaction of the Bank that it is exempt from any such requirements under such state's laws;

                  (h) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Bank of the Account arising with respect thereto and are not unassignable to the Bank for any other reason;


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                  (i)      are the valid, legally enforceable and unconditional
         obligation of the Account Debtor, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or of any claim by the Account Debtor denying liability thereunder in whole or in part, and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account;

                  (j) are not subject to any assignment, claim, lien, security interest or encumbrance whatsoever, other than the security interest of the Bank;

                  (k) no proceedings or actions are pending or threatened against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full, and

                  (l) are otherwise not unacceptable to the Bank for any other reason.

         An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements.

         If invoices representing twenty five percent (25%) or more of the unpaid net amount of all Accounts from any one Account Debtor are unpaid more than ninety (90) days after the due date of such invoices, then all Accounts relating to such Account Debtor shall cease to be Eligible Accounts.

                  "Eligible Inventory" shall mean all Sample Inventory and Non-Sample Inventory of the Borrower which:

                  (a) is not subject to any assignment, claim, lien, security interest or encumbrance whatsoever, other than the security interest of the Bank,

                  (b) is held for sale, lease or furnishing under contracts of service, and is (except as the Bank may otherwise consent in writing) new and unused;

                  (c) is not now and shall not at any time hereafter be stored with a bailee, warehouseman or similar party without (i) the Bank's prior written approval, and (ii) delivery to the Bank by such party, non-negotiable warehouse receipts therefor in the Bank's name or such other bailee's letter, in form and substance acceptable to the Bank;

                  (d) is not unacceptable to the Bank, in its sole and absolute discretion, due to age, type, category and/or quantity;

                  (e) is not produced in violation of the Fair Labor Standards Act and/or subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a); and

                  (f) does not violate the negative covenants and satisfies the affirmative covenants of the Borrower contained in this Agreement.


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         Inventory which is Eligible Inventory shall cease to be Eligible
Inventory whenever it ceases to meet any one of the foregoing requirements.

                  "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Borrower's business or facilities owned or operated by the Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of Hazardous Materials.

                  "Event of Default" shall mean any of the events or conditions set forth in Section 11 hereof.

                  "Fixed Charge Coverage Ratio" shall mean the ratio of EBITDA minus capital expenditures for the period measured minus taxes paid for the period measured, to required payments for the period measured.

                  "GAAP" shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied.

                  "Guaranty Obligations" shall mean all obligations of the Borrower guaranteeing any indebtedness, dividend or other obligation, including without limitation any indebtedness, dividend or other obligation which may be issued or incurred at some future time, of any other person or entity (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such person or entity:

                  (a) to purchase such indebtedness or obligation or any property or assets constituting security therefor;

                  (b) to advance or supply funds either (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease property or to purchase securities, property or services with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation;

                  (d) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof; or

                  (e) to induce the issuance of, or in connection with the issuance of, any letter of credit.



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                  "Hazardous Materials" shall mean any hazardous, toxic or
dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

                  "Indebtedness" shall mean at any time (a) all Liabilities of the Borrower, (b) all lease obligations of the Borrower in respect of real or personal property which would, in accordance with GAAP, be required to be capitalized on the lessee's balance sheet, (c) all other debt, secured or unsecured, created, issued, incurred or assumed by the Borrower for money borrowed or for the deferred purchase price of any fixed or capital asset, (d) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Borrower whether or not the Indebtedness secured thereby has been assumed, and (e) all Guaranty Obligations of the Borrower whether or not reflected on its balance sheet.

                  "Indemnified Party" and "Indemnified Parties" shall mean, respectively, each of the Bank and any parent corporations, affiliated corporations or subsidiaries of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

                  "Interest Period" shall mean, with regard to any LIBOR Loan, successive one, two, three or six month periods as selected from time to time by the Borrower by notice given to the Bank not less than three Business Days prior to the first day of each respective Interest Period; provided, however, that:
(i) each such Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires, (ii) whenever the List day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day;
(iii) whenever the first day of any Interest Period occurs on a day of a month for which there is no numerically corresponding day in the calendar month in which such Interest Period terminates, such Interest Period shall end on the last Business Day of such calendar month; (iv) if the Term Loan is subject to a Mandatory Prepayment, the last Business Day of the then current Interest Period for LIBOR Loans must coincide with the date of the Mandatory Prepayment, and (v) the final Interest Period must be such that its expiration occurs on or before the Term Loan Maturity Date.

                  "Letter of Credit" and "Letters of Credit" shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution


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and delivery by the Borrower and the acceptance by the Bank of any application for Letter of Credit, as set forth in Section 2.3 of this Agreement.

                  "Letter of Credit Obligations" shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which the Borrower has reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in
Section 2.3, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

                  "Liabilities" shall mean at all times all liabilities of the Borrower that would be shown as such on a balance sheet of the Borrower prepared in accordance with GAAP.

                  "LIBOR" shall mean a rate of interest equal to the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered generally to the Lender (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period, or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion, such rate to remain fixed for such Interest Period. The Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error.

                  "LIBOR Loan" or "LIBOR Loans" shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Term Loan that will bear interest at LIBOR plus two percent (2%) per annum, of which at any time and from time to time, the Borrower may identify no more than three (3) advances of the Term Loan which will bear interest based on LIBOR, of which any particular LIBOR Loan must be in an amount equal to $1,000,000 or a higher integral multiple thereof.

                  "Loans" shall mean, collectively, all Revolving Loans and Term Loans made by the Bank to the Borrower and all Letters of credit issued by the Bank for the benefit of the Borrower under and pursuant to this Agreement.

                  "Loan Documents" shall have the meaning set forth in Section 3.1.

                  "Mandatory Prepayment" shall have the meaning set forth in
Section 2.2(d).

                  "Maximum Letter of Credit Obligation" shall mean the lesser of
(a) the Revolving Loan Commitment less the aggregate amount of all Revolving Loans outstanding at any time, or (b) the Borrowing Base Amount less the aggregate amount of all Revolving Loans outstanding at any time.


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                  "Net Income" shall mean, with respect to any period, the
amount shown opposite the caption "Net Income" or a similar caption on the financial statements of the Borrower, prepared in accordance with GAAP.

                  "Non-Sample Inventory" shall mean all inventory of the Borrower that is not Sample Inventory.

                  "Notes" shall mean the Revolving Note and the Term Note.

                  "Obligations" shall mean the Loans, as evidenced by the Note, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower (and of any partnership in which the Borrower is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several.

                  "Prime Loan" or "Prime Loans" shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Term Loan that will bear interest at the Prime Rate per annum.

                  "Prime Rate" shall mean the rate per annum in effect from time to time as set by the Bank and called its Prime Rate. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

                  "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

                  "Revolving Interest Rate" shall mean the Prime Rate per annum.

                  "Revolving Loan" or "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time, made by the Bank to the Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

                  "Revolving Loan Availability" shall mean at any time, tile lesser of (a) the Revolving Loan Commitment less the Letter of Credit Obligations, or (b) the Borrowing Base Amount less the Letter of Credit Obligations.

                  "Revolving Loan Commitment" shall mean One Million and 00/100 Dollars ($1,000,000.00).


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                  "Revolving Loan Maturity Date" shall mean May 10, 1999, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

                  "Revolving Note" shall have the meanings set forth in Section
4.1 hereof.

                  "Sample Inventory" shall mean that inventory of the Borrower used as promotional material to be distributed to physicians, which is packaged differently than the Borrower's typical inventory.

                  "Subordinated Debt" shall mean that portion of the Liabilities of the Borrower which is subordinated to the Obligations in a manner satisfactory to the Bank, including but not limited to, rights and time of payments of principal and interest.

                  "Term Interest Rate" shall mean the Borrower's option of (i) the Prime Rate per annum, or (ii) LIBOR plus two percent (2%) per annum.

                  "Term Loan" shall mean the direct advance or advances, from time to time in the form of either Prime Loans and/or LIBOR Loans, made by the Bank to the Borrower in the form of a Term Loan under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

                  "Term Loan Commitment" shall mean Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00).

                  "Term Loan Maturity Date" shall mean December 22, 2001, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Term Note.

                  "Term Note" shall have the meaning set forth in Section 3.1 hereof.

                  "UCC" shall mean the Uniform Commercial Code in effect in Illinois from time to time.

         1.2 Other Definitions. Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to such terms as of the date hereof in the UCC, or as the context may otherwise require.

2.       COMMITMENT OF THE BANK.

         2.1      Revolving Loans.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrower from


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time request, provided, however, that the aggregate principal balance of all
Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital.

                  (b) Revolving Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Revolving Interest Rate. Accrued and unpaid interest on the unpaid balance of all Revolving Loans outstanding from time to time, shall be due and payable monthly, in arrears, commencing on January 1, 1999 and continuing on the first day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

                  (c) Overadvances. In the event the aggregate outstanding principal balance of all Revolving Loans and Letter of Credit Obligations hereunder exceed the Revolving Loan Commitment, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

         2.2      Term Loan.

                  (a) Term Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make a Term Loan equal to the Term Loan Commitment. The Term Loan shall be available to the Borrower in up to three (3) principal advances. The Term Loan shall be used by the Borrower for acquisition financing. The Term Loan may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise terminated or extended as provided in this Agreement.

                  (b) Term Loan Interest and Payments. Except as otherwise provided in this Section 2.2(b), the principal amount of the Term Loan outstanding from time to time shall bear interest at the Term Interest Rate. Accrued and unpaid interest on that portion of the unpaid principal balance of the Term Loan outstanding from time to time which is a Prime Loan, shall be due and payable monthly, in arrears, commencing on January 1, 1999 and continuing on the first day of each calendar month thereafter, and on the Term Loan Maturity Date. Accrued and unpaid interest on that portion of the unpaid principal balance of the Term Loan outstanding from time to time which is a LIBOR Loan shall be payable on (i) the last Business day of each Interest Period, commencing on the first such date to occur after the date hereof, provided that if a six month LIBOR period is selected,


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         interest shall also be payable on the last day of the third month of the Interest Period, (ii) on the date of any principal repayment of a LIBOR Loan, and (iii) on the Term Loan Maturity Date. Any amount of principal or interest on the Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

                  (c) Term Loan Principal Payments. The outstanding principal balance of the Term Loan shall be repaid in equal monthly principal installments of Forty Thousand and 00/100 Dollars ($40,000.00), together with an additional amount representing accrued interest as set forth above, beginning on March 1, 1999, and continuing on the first day of each month thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date. Principal amounts repaid on the Term Note may not be borrowed again. Also, if the Borrower chooses not to convert any portion of the Term Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.3(b) and 2.3(c), then such portion of the Term Loan shall be immediately due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  (d) Mandatory Prepayment. If the outstanding principal balance of the Term Loan is greater than Two Million and 00/100 Dollars ($2,000,000.00) on August 1, 1999, the Borrower shall immediately make a principal repayment in an amount sufficient to reduce the principal amount of the Term Loan to a maximum amount of Two Million and 00/100 Dollars ($2,000,000.00). This mandatory repayment shall not affect principal repayment obligations set forth in Section 2.2(c).

         2.3      Additional LIBOR Loan Provisions.

                  (a) LIBOR Loan Prepayments. The principal balance of any LIBOR Loan may not be prepaid in whole or in part at any time. If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

                  (b) LIBOR Unavailability. If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) United States dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower thereof and, so long as the foregoing conditions continue, the Term Loan may not be advanced as a LIBOR Loan thereafter. In addition, at the Borrower's option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest, or (ii) due and


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         payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  (c) Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the LIBOR Loans, then the Bank shall promptly notify the Borrower and the Term Loan may not be advanced as a LIBOR Loan thereafter. In addition, at the Borrower's option, each existing LIBOR Loan shall be immediately
         (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or
         (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  (d) LIBOR Loan Indemnity. If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

         2.4 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

         2.5 Letters of Credit. Subject to the terms and conditions of this Agreement and upon the execution and delivery by the Borrower and the acceptance by the Bank, in its sole and absolute discretion, of an application for letter of credit, the Bank agrees to issue for the account of the Borrower out of the Revolving Loan Availability, such Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Maximum Letter of Credit Obligation and provided, further, that no Letter of Credit shall have an expiration date later than the Revolving Loan Maturity Date. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Bank upon the earlier of (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all Letter of Credit Obligations shall be converted to Revolving Prime Loans, all without demand, presentment, protest or notice of any land, all of which are hereby waived by the Borrower.

3.       CONDITIONS OF BORROWING.

         Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make all or any portion of the Loans if any of the following conditions have occurred.

         3.1 Loan Documents. The Borrower fails to execute and deliver to the Bank the following Loan Documents (collectively, the "Loan Documents"), all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

                  (a) Loan Agreement. This Agreement duly executed by the Borrower.

                  (b) Revolving Note. A Revolving Note duly executed by the Borrower, in the form attached hereto as Exhibit A.

                  (c) Term Note. A Term Note duly executed by the Borrower, in the form attached hereto as Exhibit B.

                  (d) Landlord Waiver. A Landlord Waiver executed by Diversified Healthcare Services, Inc., in the form attached hereto as Exhibit C.

                  (e) Subordination Agreement. Subordination Agreement dated as of the date of this Agreement, from each holder of Subordinated Debt, in the form attached hereto as Exhibit E.

                  (f) Resolutions. Resolutions of the board of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the Loan Documents.

                  (g) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

         3.2 Event of Default. If any Event of Default, or any event which, with notice or lapse of time, or both would constitute an Event of Default, has occurred and is continuing.

         3.3 Material Adverse Changes. If, since the date of this Agreement, there has been, in the Bank's sole and complete discretion, a material adverse change in the financial condition or affairs of the Borrower.

         3.4 Litigation. If any litigation or governmental proceeding has been instituted against the Borrower or any of its officers or shareholders which in the discretion of the Bank, reasonably exercised, shall adversely affect the financial condition or continued operation of the Borrower.

         3.5 Representations and Warranties. If any representation or warranty of the Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any advance as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

4.       NOTES EVIDENCING LOANS.

         4.1 Revolving Note. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the "Revolving Note") in the form of Exhibit A attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

         4.2 Term Note. The Term Loan shall be evidenced by a single Term Note (together with any and all renewal extension, modification or replacement notes executed by the Borrower and given in substitution therefor, the "Term Note") in the form of Exhibit B attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of the Term Loan, at each time an additional disbursement is made under the Term Loan or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Term Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

5.       MANNER OF BORROWING.

         Each Revolving Loan shall be made available to the Borrower upon its written or verbal request, from any person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. A request for a Revolving Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Revolving Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

         The Term Loan shall be made available to the Borrower, upon its written or verbal request, from any person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. The Term Loan may be advanced either as a Prime Loan or a LIBOR Loan, provided, however, that at any time and from time to time, the Borrower may identify no more than three (3) Term Loan advances which may be LIBOR Loans. A request for a Prime Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be (i) received by no later than 11:00 a.m. Chicago, Illinois time, three (3) days before the day it is to be funded, and (ii) in an amount equal to $100,000.00 or a higher integral multiple thereof. If for any reason the Borrower shall fail to select timely an Interest Period for an existing LIBOR Loan, then such LIBOR Loan shall be immediately converted to a Prime Loan on the last Business Day of the then existing Interest Period, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The proceeds of each Prime Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

         Each Letter of Credit shall be issued by the Bank upon the execution by the Borrower and the acceptance by the Bank, in its sole discretion, of the Bank's standard application therefor and the payment by the Borrower of the Bank's usual and customary fees in connection therewith. All standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual fee equal to 1.50% of the face amount of such standby Letter of Credit which fee, along with any other applicable fees or interest, shall be payable in accordance with the Bank's standard letter of credit fee schedule. All Letters of Credit other than standby Letters of Credit shall bear such fees and interest and contain such other terms as set forth in the Bank's standard letter of credit fee schedule.

         The Bank is authorized to rely on the telephonic, telecopy or telegraphic loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

6.       SECURITY FOR THE OBLIGATIONS.

         6.1 Security for Obligations. As security for the payment of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the "Collateral"):

                  (a) all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, affiliate or subsidiary of the Bank or any participant with the Bank in the Loans, (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

                  (b) the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Borrower's books and records relating thereto, identified and set forth as follows:

                  (i) All Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

                  (ii)     All Inventory (whether or not Eligible Inventory);

                  (iii) All Goods (other than Inventory), including, without limitation, Equipment, vehicles, furniture and Fixtures;

                  (iv)     All Investment Property;

                  (v) All Chattel Paper, Instruments, Documents and General Intangibles; and

                  (vi) All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums.

         6.2 Possession of Collateral. Until an Event of Default has occurred hereunder, the Borrower shall be entitled to possession or use of the Collateral. The cancellation or surrender of the Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations.

         6.3 Financing Statements. The Borrower shall, at the Bank's request, at any time and from time to time, execute and deliver to the Bank such financing statements and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Bank, free and clear of all liens, claims and rights of third parties whatsoever (except as otherwise specifically set forth in Section 8.2 hereof).

         6.4 Additional Collateral. The Borrower shall deliver to the Bank immediately upon its demand, such other collateral as the Bank may from time to time request, should the value of the Collateral in the Bank's sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and does hereby grant to the Bank a continuing security interest in such other collateral which, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral. The Bank's security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

         6.5 Preservation of the Collateral. The Bank may, but is not required to, take such action from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the Borrower shall reasonably request in writing; provided, however, that such request shall not be inconsistent with the Bank's status as a secured party, and the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Bank that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Bank shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

7.       REPRESENTATIONS AND WARRANTIES.

         To induce the Bank to make the Loans, the Borrower makes the following representations and warranties to the Bank, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

         7.1 Organization. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.

         7.2 Authorization; Validity. The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the

Loan Documents. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower. All necessary and appropriate corporate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower in accordance with their respective terms.

         7.3 Compliance With Laws. The nature and transaction of the Borrower's business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by the Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

         7.4 Environmental Laws and hazardous Substances. The Borrower represents, warrants and agrees with the Bank that (i) the Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person or entity, nor is any pending or, to the best of the Borrower's knowledge, threatened, and the Borrower shall immediately notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials, (iv) the Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material; and (v) without limiting the generality of the foregoing, the Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any non-compliance, with any Environmental Law, at the Borrower's sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such test of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         7.5 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans shall not:
(i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower is a party or by which the Borrower or any of its property or assets may be bound.

         7.6 Collateral Representations. The Borrower is the sole owner of the Collateral, free from any lien, security interest or encumbrance of any kind, other than the lien of the Bank.

         7.7 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Borrower and the results of the operations for the Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Bank, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower, or any changes except those occurring in the ordinary course of business.

         7.8 Litigation and Taxes. There is no litigation or governmental proceeding pending, or threatened, against the Borrower, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Borrower. The Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no controversy or objection pending, or threatened in respect of any tax returns of the Borrower.

         7.9 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.

         7.10 ERISA Obligations. The Borrower has promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 ("ERISA") of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets.

         7.11 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted to the Bank under the Loan Documents, which could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, which would constitute a default under any of the Loan Documents or which would constitute such a default with the giving of notice or lapse of time or both.

         7.12 Lending Relationship. The Borrower acknowledges and agrees that the relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive the Note payable to its order as evidence of a bank loan.

         7.13 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrower or any property securing the Loans.

         7.14 Compliance with Regulation U. No portion of the proceeds of the Loans nor any Letter of Credit shall be used by the Borrower, or any affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

         7.15 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

         7.16 Place of Business. The principal place of business of the Borrower is 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076 and the Borrower shall promptly notify the Bank of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Borrower's business or inventory stored at Diversified Healthcare Services, Inc. located at 11525 North Fulton Industrial Boulevard, Alpharetta, Georgia 30004.

         7.17 Year 2000 Compliance. The Borrower and its subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the Year 2000 Problem will not have a material adverse effect on the Borrower.

8.       NEGATIVE COVENANTS.

         8.1 Indebtedness. The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other person, firm or corporation, except:

                  (a)      the Obligations;

                  (b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

                  (c) obligations of the Borrower for taxes, assessments, municipal or other governmental charges;

                  (d) obligations of the Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

                  (e) obligations existing on the date hereof which are disclosed on the financial statements referred to in Section 7.7;

                  (f) Guaranty Obligations of the Borrower to Frain Industries, for the obligations of Elge, Inc., in an amount not to exceed Eight Thousand Four Hundred Dollars ($8,400);

                  (g) other obligations of the Borrower to Frain Industries pursuant to that certain Agreement dated January 1, 1999 by and between the Borrower and Frain Industries; such Agreement must be reasonably acceptable to the Bank and shall not be amended without the prior written consent of the Bank; and

                  (h) additional indebtedness of the Borrower which is previously approved in writing by the Bank, which approval may be granted or denied by the Bank in its sole and absolute discretion.

         8.2 Encumbrances. The Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any mortgage, pledge, encumbrance, security interest, assignment, lien or charge of any kind or character upon any asset of the Borrower, whether owned at the date hereof or hereafter acquired except:

                  (a) liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

                  (b) liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (c) liens arising out of judgments or awards against the Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

                  (d) pledges or deposits to secure obligations under worker's compensation laws or similar legislation;

                  (e) good faith deposits in connection with lending contracts or leases to which the Borrower is a party;

                  (f) deposits to secure public or statutory obligations of the Borrower;

                  (g) liens existing on the date hereof and disclosed on the financial statements referred to in Section 7.7; and

                  (h) liens and security interests granted to the Bank hereunder.

         8.3 Investments. The Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other person, firm or corporation, or acquire all or any substantial part of the assets or business of any other person, firm or corporation except:

                  (a)      investments in direct obligations of the United
         States;

                  (b) investments in certificates of deposit issued by the Bank or any bank with assets greater than One Hundred Million Dollars ($ 100,000,000.00);

                  (c) investments in Prime Commercial Paper (for purposes hereof, Prime Commercial Paper shall mean short-term unsecured promissory notes sold by large corporations and rated A-1/P-1 by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investment Service, Inc.); or

                  (d) additional investments of the Borrower which are previously approved in writing by the Bank, which approval may be granted or denied by the Bank in its sole and absolute discretion.

         8.4 Transfer; Merger. The Borrower shall not, either directly or indirectly, merge, consolidate, sell, transfer, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its notes or Accounts.

         8.5 Distributions. The Borrower shall not, either directly or indirectly, purchase or redeem any shares of its stock, declare or pay any dividends (other than stock dividends), whether in cash or otherwise, or set aside any funds for any such purpose or make any distribution to its shareholders. Notwithstanding the foregoing, Borrower may (i) repurchase stock of employees leaving the Borrower, and (ii) purchase treasury stock in an amount not to exceed $50,000.

         8.6 Use of Proceeds. Neither the Borrower nor any affiliate of the Borrower, shall use any portion of the proceeds of the Loans nor have any Letter of Credit issued, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an affiliate of the Bank.

9.       AFFIRMATIVE COVENANTS.

         9.1 Compliance with Bank Regulatory Requirements. Upon demand by the Bank, the Borrower shall reimburse the Bank for the Bank's additional costs and/or reductions in the amount of principal or interest received or receivable by the Bank if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve (except reserve requirements taken into account in calculating the interest rate) and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by the Bank or impose on the Bank any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to the Bank of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by the Bank with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. All Loans shall be deemed to be match funded for the purposes of the Bank's determination in the previous sentence. Notwithstanding the foregoing, the Borrower shall not be required to pay any such additional costs which could be avoided by the Bank with the exercise of reasonable conduct and diligence.

         9.2 Corporate Existence. The Borrower shall at all times preserve and maintain its corporate existence, rights, franchises and privileges, and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

         9.3 Maintain Property. The Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall permit the Bank to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral at all reasonable times.

         9.4 Maintain Insurance. The Borrower shall at all times insure and keep insured in insurance companies acceptable to the Bank, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers' public and professional liability risks. Prior to the date of the funding of the Note, the Borrower shall deliver to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower pursuant to this Section 9. All such policies of insurance must be satisfactory to the Bank in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Borrower, shall identify the Bank as lender's loss payee and as an additional insured. In the event the Borrower either fails to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Bank deems advisable. This insurance coverage (i) may, but need not, protect the Borrower's interest in the such property, including, but not limited to the Collateral and (ii) may not pay any claim made by, or against, the Borrower in connection with such property, including, but not limited to the Collateral. The Borrower may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that the Borrower has obtained the insurance coverage required by this Section. The costs of such insurance obtained by the Bank, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Borrower to the Bank, together with interest at the Default Rate on such amounts until repaid and any other charges by the Bank in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by the Bank in connection with the placement of such insurance may be added to the total Obligations due and owing.

         9.5 Tax Liabilities. The Borrower shall at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon.

         9.6 ERISA Liabilities. The Borrower shall at all times promptly pay and discharge all ERISA obligations and liabilities of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets and will promptly notify the Bank of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan (the "Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by PBGC, (ii) receipt of any notice from PBGC of its intention to seek termination of the Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from the Plan. The Borrower shall not terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

         9.7 Financial Statements. The Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower, including, but not limited to:

                  (a)      as soon as available, and in any event, within ninety
         (90) days after the close of each of its fiscal years, a copy of the annual audited financial statements of the Borrower, including balance sheet, statement of income and, retained earnings, statement of cash flows for the fiscal year then ended and such other information (including information) as the Bank may reasonably request in reasonable detail prepared by an independent certified public accountant acceptable to the Bank, containing an unqualified opinion; and

                  (b)      as soon as available, and in any event, within thirty
         (30) days following the end of each month, a copy of the financial statements of the Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended and such other information (including nonfinancial information) as the Bank may request in reasonable detail, prepared and certified as accurate by the Borrower.

         No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Bank. The Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower. The Bank shall have the right at all times during business hours to inspect the books and records of the Borrower and make extracts therefrom. The Borrower agrees to advise the Bank immediately of any material adverse change in the financial condition, the operations or any other status of the Borrower.

         9.8 Supplemental Financial Statements. The Borrower shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower.

         9.9      Borrowing Base Certificate. The Borrower shall, within twenty
 (20) days after the end of each month, deliver to the Bank a Borrowing Base Certificate in the form attached hereto as Exhibit D, certified to as accurate by the Borrower.

         9.10 Aged Accounts Schedule. The Borrower shall, within twenty (20) days after the end of each month, deliver to the Bank an aged schedule of the Accounts of the Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days,
(c) 61-90 days and (d) more than 90 days, and certified to as accurate by the Borrower.

         9.11     Covenant Compliance Report. The Borrower shall within thirty
(30) days after the end of each fiscal quarter, deliver to the Bank a computation in such detail as the Bank shall specify, showing compliance by the Borrower with the financial covenants set forth in Section 10, and certified to as accurate by the Borrower.

         9.12 Inventory Reports. The Borrower shall, within twenty (20) days after the end of each month, deliver to the Bank an inventory report, certified to as accurate by the Borrower, and within such time as the Bank may specify, such other schedules and reports as the Bank may require.

         9.13 Other Reports. The Borrower shall, within such period of time as the Bank may specify, deliver to the Bank such other schedules and reports as the Bank may reasonably require.

         9.14 Field Audits. The Borrower shall allow the Bank, at the Borrower's sole expense, which shall not exceed Four Thousand Dollars ($4,000) in any twelve (12) month period, to conduct an annual field examination of the Accounts and Inventory of the Borrower, the results of which must be satisfactory to the Bank in the Bank's sole and absolute discretion.

         9.15 Notice of Proceedings. The Borrower shall, immediately after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Bank of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material effect on the business, property or operations of the Borrower.

         9.16 Notice of Default. The Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

         9.17 Banking Relationship. The Borrower shall utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements and related services.

         9.18 Year 2000 Reporting. Any and all financial statements required to be provided by the Borrower and/or its subsidiaries to the Bank herein shall:
(i) include a statement that the Year 2000 remediation efforts of the Borrower and its subsidiaries are proceeding as scheduled, and (ii) indicate whether an auditor, regulator, or third party consultant has issued a management letter or other communication regarding the Year 2000 exposure, program or progress of the Borrower and/or its subsidiaries.

10.      FINANCIAL COVENANTS.

         10.1 Net Worth plus Subordinated Debt. As of the end of each of its fiscal quarters the Borrower shall maintain a Net Worth (as defined by GAAP) plus subordinated Debt in an amount as follows: for the quarter ending December 31, 1998 of not less than Nine Hundred Sixty One Thousand Dollars ($961,000); and for the quarter ended March 31, 1999 and each fiscal quarter thereafter of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), provided that such amount shall increase by an amount equal to seventy-five percent (75%) of the Borrower's Net Income at each fiscal year end.

         10.2 Leverage. As of the end of each of its fiscal quarters, the Borrower shall maintain a ratio of Liabilities to Net worth plus Subordinated Debt of not greater than 2.25 to 1.00 until June 30, 1999, at which such ratio shall not exceed 1.75 to 1.00.

         10.3 EBITDA. As of the end of each of its fiscal quarters, the Borrower shall maintain a minimum EBITDA according to the following schedule:


QUARTER ENDED                                                MINIMUM EBITDA
-------------                                                --------------
March 31, 1999                                                   $  200,000
June 30, 1999                                                    $  400,000
September 30, 1999                                               $  600,000
December 31, 1999 and continuing thereafter                      $1,200,000

         10.4 Fixed Charge Coverage Ratio. As of the end of each of its fiscal quarters, the Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

         10.5 Additional Equity. As of August 1, 1999, the Borrower's Net Worth shall be at least Five Million Dollars ($5,000,000) greater than the Borrower's Net Worth on December 31, 1998.

11.      EVENTS OF DEFAULT.

         The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default").

         11.1 Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.

         11.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Bank shall be false when made or at any time.

         11.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement.

         11.4 Default under Loan Documents. A default under any of the other Loan Documents which is not cured within (3) days of its occurrence, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

         11.5 Default under Other Agreements. Any default in any payment of principal or interest for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to an agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

         11.6 Assignment for Creditors. The Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations (each, an "Obligor"), makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Obligor, the Obligor, by any action or failure to act indicates its approval or consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty
(30) days after the date of such appointment

         11.7 Bankruptcy. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Obligor, (i) such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof.

         11.8 Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against any Obligor which is not fully covered by insurance.

         11.9 Change in Control. Any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower, which results in any change in the identity of the individuals or entities previously in control of the Borrower or the grant of a security interest in any ownership interest of any individual or entity, directly or indirectly controlling the Borrower, which could result in a change in the identity of the individuals or entities previously in control of the Borrower. For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower by contract or voting of securities.

         11.10 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, or the loss, theft destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed necessary by the Bank to preserve and maintain the value and collectability of the Collateral.

         11.11 Death of Individual. The death of any Obligor who is a natural person.

         11.12 Material Adverse Event. The occurrence of any material adverse event which causes a change in the financial condition of the Borrower, or which would have a material adverse effect on the business of the Borrower.

12.      REMEDIES.

         Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 11.6. "Assignment for Creditors", or
Section 11.7, "Bankruptcy", all commitments of the Bank to the Borrower shall be immediately terminated and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any of the Borrower or any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

         12.1 Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store the same in any of the Borrower's premises without cost to the Bank. At the Bank's request, the Borrower will at the Borrowers' sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrower.

         12.2 Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the Collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least five (5) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof.

         12.3 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or immatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

         12.4 Additional Remedies. The Bank shall have the right and power to:

                  (a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such persons obligated thereon;

                  (b) enforce collection of any of the Collateral including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or comprise, extend or renew for any period (whether or not longer than the original period) any thereunder;

                  (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

                  (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations;

                  (e) grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations;

                  (f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank's nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

                  (g)      vote the Collateral;

                  (h)      make an election with respect to the Collateral under
         Section 1111 of the Code or take action under Section 364 or any other section of the Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release, discharge, nor be consumed to release or discharge, the Borrower, any guarantor or other person, firm, corporation or other entity liable to the Bank for the Obligations; and

                  (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Banks rights hereunder, under the Note or under any of the other Obligations.

         The Borrower hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in good faith in connection with the Collateral.

         12.5 Attorney-in-Fact. The Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any person designated by the Bank for that purpose) as the Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Bank, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The

Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

         12.6 Application of Proceeds. The Bank will within three (3) business days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys' fees and expenses.

         12.7 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

13.      MISCELLANEOUS.

         13.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Bank under this Agreement or the Banks rights with respect to the Collateral:

                  (a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

                  (b) release by the Bank of the Borrower or all or any part of the Collateral or of any party liable with respect to the Obligations;

                  (c) release, extension, renewal, modification or substitution by the Bank of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or

                  (d) failure of the Bank to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

         13.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Borrower and the Bank in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Borrower and the Bank. No promises, either expressed or implied, exist between the Borrower and the Bank, unless contained herein. This Agreement supersedes all negotiations, representations, warranties, commitments offers, contacts (of any kind or nature, whether oral or written) prior to or contemporaneous, with the execution hereof.

         13.3 Amendments: Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given.

         13.4 WAIVER OF DEFENSES. THE BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTORS OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. THE BORROWER WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF TIES AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

         13.5 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

         13.6 LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE, ANY OTHER AGREEMENT WITH THE BANK OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITES IN THE CITY OF CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITES IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY

AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

         13.7 Assignability. The Bank may at any time assign the Bank's rights in this Agreement, the Note, the Obligations, or any part thereof and transfer the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Bank may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Borrower" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

         13.8 Confidentiality. The Borrower and the Bank hereby agree and acknowledge that any and all information relating to the Borrower which is (i) furnished by the Borrower to the Bank (or to any affiliate of the Bank), and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by the Bank or such affiliate in accordance with applicable law, provided, however, that such information and other credit information relating to the Borrower may be distributed by the Bank or such affiliate to the Bank's or such affiliate's directors, officers, employees, attorneys, affiliates, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over the Bank or such affiliate, to any other party. The Borrower and the Bank further agree that this provision shall survive the termination of this Agreement.

         13.9 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

         If to the Borrower:       Horizon Pharmaceutical Corporation
                                   660 Hembree Parkway
                                   Suite 106
                                   Roswell, Georgia 30076
                                   Attention:
                                              ----------------------------------

         If to the Bank:

                                    LaSalle National Bank
                                    135 South LaSalle Street
                                    Chicago, Illinois 60674
                                    Attention: Michael Lenihan


or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         13.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         13.11 Facsimile Signatures. The Bank is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Bank by facsimile, telegraphic or other electronic transmission (each, a "Communication") which the Bank in good faith believes has been signed by Borrower and has been delivered to the Bank by a properly authorized representative of the Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, the Bank shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Bank in lieu of, or in addition to, any such Communication.

         13.12 Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Bank is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

         13.13 Governing Law. This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

         13.14 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or validity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         13.15 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been paid in full. The Bank, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

         13.16 Extensions of Bank's Commitment and Notes. This Agreement shall secure and govern the terms of any extensions or renewals of the Bank's commitment hereunder and the Notes pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for any Note or Notes.

         13.17 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

         13.18 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys' fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans or any Letters of Credit, the use or intended use of the proceeds of the Loans or any Letters of Credit, the enforcement of the Bank's rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Bank; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement

         13.19 Documentation Costs. The Borrower shall reimburse the Bank for all attorney's fees (including fees for in-house counsel) and other documentation costs incurred by the Bank in preparation of this Agreement and other loan documents, or in perfecting the Bank's security interest granted hereunder.

         13.20 Construction. As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Borrower" shall be so construed.

         13.21 Amended and Restated Agreement. This Amended and Restated Loan and Security Agreement is issued in substitution for that certain Loan and Security Agreement between the Borrower and the Bank dated May 11, 1998.

         IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amended and Restated Loan and Security Agreement as of the date first above written.


                                           HORIZON PHARMACEUTICAL
                                             CORPORATION

                                           By:
                                               ---------------------------------

                                           Name:
                                                 -------------------------------

                                           Title:
                                                 -------------------------------

LASALLE NATIONAL BANK



By:
    ---------------------------------

Name:
      -------------------------------

Title:
      -------------------------------

                                                                       EXHIBIT A

                                 REVOLVING NOTE

$1,000,000.00                                           Date:  December 22, 1998
                                                        Due:   May 10, 1999

         On or before May 10, 1999 (the "Maturity Date"), HORIZON PHARMACEUTICAL CORPORATION, a Georgia corporation (the "Borrower"), whose address is 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076, for value received, promises to Pay to the order of LASALLE NATIONAL BANK, a national banking association (hereinafter, together with any holder hereof, called "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60674, the principal sum of One Million and 00/100 Dollars ($1,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as hereinafter defined) made by the Bank to the Borrower.

         The unpaid principal amount hereof shall bear interest at the rate or rates set forth in that certain Amended and Restated Loan and Security Agreement between the Borrower and the Bank dated December 22, 1998 (the "Loan Agreement"), and shall be payable from the date hereof on the aggregate unpaid principal amount of all loans made by the Bank to the Borrower as set forth in the Loan Agreement.

         Principal and interest shall be paid to the Bank at its address set forth above or at such other place as the holder of this Note shall designate in writing to the Borrower.

         This Note is executed pursuant to the Loan Agreement, as amended from time to time. The terms and conditions of the Revolving Loan (as defined in the Loan Agreement), which is evidenced by this Note, are set forth in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

         The Borrower, without notice or demand of any kind except as provided for in the Loan Agreement, shall be in default hereunder upon the occurrence of any Event of Default set forth in the Loan Agreement, and without demand or notice of any kind, the entire unpaid amount of all Obligations (as defined in the Loan Agreement) shall become immediately due and payable, and the Bank may take any action or avail itself of any remedy set forth in the Loan Agreement.

         Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

         This Note is made under and governed by the internal laws of the State of Illinois.

         This Revolving Note is issued in substitution for, but not in repayment of that certain $1,000,000 Revolving Note of the Borrower payable to the Bank, dated as of May 11, 1998, and is not and shall not be deemed to constitute a novation therefor.

         IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the date set forth above.

                                            HORIZON PHARMACEUTICAL
                                            CORPORATION


                                             By:
                                                 -------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                    ----------------------------

                                                                       EXHIBIT B

                                    TERM NOTE


$2,400,000.00                                         Date: December 22, 1998
Chicago, Illinois                                     Due: December 22, 2001

         For value received, HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Borrower"), whose address is 660 Hembree Parkway, Suite 106, Roswell, Georgia, 30076, promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60674, on or before December 22, 2001, or such earlier date as set forth in that certain Amended and Restated Loan and Security Agreement between the Borrower and the Bank dated December 22, 1998 (the "Loan Agreement"), the principal sum of Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) or such lesser amount as may be outstanding from time to time.

         The Borrower further promises to pay the Bank (i) principal payments at the times and in the amounts as set forth in the Loan Agreement, and (ii) interest on the aggregate principal amount outstanding, from time to time, from the date hereof until paid in full at the rates and times set forth in the Loan Agreement.

         All payments of principal and interest hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Bank set forth above, or at such other place as may be designated by the holder to the Borrower in writing.

         This Note evidences indebtedness incurred under the Loan Agreement, to which reference is hereby made for a statement of additional terms and conditions of this Note, including but not limited to the terms and conditions under which the due date of this Note or any payment hereon may be accelerated. The holder of this Note is entitled to all of the rights and benefits provided for in the Loan Agreement.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         IN WITNESS WHEREOF, the parties hereto execute this Note as of the date first above written.

                                             HORIZON PHARMACEUTICAL CORPORATION

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                                                       EXHIBIT C

                                 LANDLORD WAIVER


         THIS LANDLORD WAIVER dated as of December 22, 1998, is by DIVERSIFIED HEALTHCARE SERVICES, INC. (the "Landlord") and is to and for the benefit of LASALLE NATIONAL BANK (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60674.

                                    RECITALS:

         A. The Landlord is the owner of real property commonly known as 11525 North Fulton Industrial Boulevard, Alpharetta, Georgia 30004 (the "Premises").

         B. Horizon Pharmaceutical Corporation (the "Tenant") stores or may store inventory and/or other property on the Premises.

         C. The Tenant has granted to the Bank a first security interest in certain property which may from time to time be located in and on the Premises as security for any and all loans which the Bank may make to the Tenant from time to time.

         D. The Bank is willing to make such loans only if the Landlord waives any claims, demands or rights which the Landlord may have or acquire with respect to such property.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord agrees as follows:

         1. The Landlord hereby waives any and all liens, claims, demands or rights, however arising, including without limitation, the right to levy, distrain, sue, execute or sell for unpaid rent, which the Landlord now has or may hereafter acquire with respect to any or all of the property of the Tenant, or in which the Tenant has an interest (whether such property is now or hereafter located on or in the Premises), including, without limitation, machinery, equipment, furniture, fixtures, inventory and goods or merchandise and all additions, replacements and substitutions therefor, and all of the proceeds thereof.

         2. The Landlord agrees that the Bank, through its authorized representatives, may enter upon the Premises at any time and from time to time for purposes of removing any or all of the property of the Tenant or conduct a sale or sales of the property on the Premises and that the Bank shall have no obligation to the Landlord except the obligation to pay the Landlord a reasonable rental for the Premises for the period after which the Bank notified the Landlord of its intent to possess the property.

         3. The Landlord warrants to the Bank that the Tenant has complied with all obligations owed to the Landlord by the Tenant, including without limitation the payment of all rent as and when due. The Landlord agrees to give the Bank written notice of the occurrence of any event which, with the giving of notice or passage of time or both, could result in the creation of the right of the Landlord to terminate any lease covering all or any part of the Premises or to accelerate any rent due thereunder.

         4. The laws of Illinois shall govern the validity, interpretation and enforcement of this Waiver.

         IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date first above appearing.

                                         Diversified Healthcare Services, Inc.

                                         By:
                                            --------------------------------

                                         Name:
                                              ------------------------------

                                         Title:
                                               -----------------------------

Consented to:

Horizon Pharmaceutical Corporation

By:
   -------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

                                                                       EXHIBIT D

                           BORROWING BASE CERTIFICATE

                                                     Date: _____________________

         Reference is made to the Loan and Security Agreement dated as of December 22, 1998 (the "Loan Agreement") between Horizon Pharmaceutical Corporation (the "Borrower") and LaSalle National Bank (the "Bank"), as amended from time to time. All terms used in this Certificate are used with the meaning ascribed to such terms in the Loan Agreement.

Accounts Receivable
-------------------
1.     Total Accounts Receivable at _________, __                                       $ _________
2.     Less: Ineligibles                                                                $(_________)
3.     Total Eligible Receivables                                                       $ _________
4.     % of Advance                                                                              80%
5.     Accounts Receivable Borrowing Base                                               $ _________

Inventory
---------
6.     Total Sample Inventory at _________, __                                          $ _________
7.     Less: Ineligibles and Reserves                                                   $(_________)
8.     Eligible Sample Inventory                                                        $ _________
9.     % of Advance                                                                              30%
10.    Initial Advance on Sample Inventory                                              $ _________
11.    Maximum Sample Inventory Advance                                                 $   125,000
12.    Sample Inventory Borrowing Base (lesser of 10 or 11)                             $ _________
13.    Non-Sample Inventory Value                                                       $ _________
14.    Less: Ineligibles and Reserves                                                   $ _________
15.    Eligible Non-Sample Inventory                                                    $ _________
16.    % of Advance                                                                              50%
17.    Initial Advance on Non-Sample Inventory                                          $ _________
18.    Initial Inventory Borrowing Base (12+17)                                         $ _________
19.    Inventory Cap (amount shown on line 5)                                           $ _________
20.    Inventory Borrowing Base (lesser of 18 or 19)                                    $ _________
21.    Total Borrowing Base Amount (5+20)                                               $ _________
22.    Revolving Line of Credit Outstanding                                             $ _________
23.    Revolving Loan Collateral Excess                                                 $ _________
       (Shortfall) (21-22)                                                              $ _________


         The undersigned hereby certifies that the above information and computations are true and accurate and hereby represents and warrants that as of the date hereof, (i) no event of default has occurred and is continuing, (ii) the representations and warranties of the Borrower set forth in the

Loan Agreement are true and correct in all material respects as of the date hereof, and (iii) the Borrower is in compliance with covenants set forth in the Loan Agreement.


                                  Horizon Pharmaceutical Corporation

                                  By:
                                      -------------------------------

                                  Name:
                                        -----------------------------

                                  Title:
                                         ----------------------------

                                                                       EXHIBIT E

                             SUBORDINATION AGREEMENT

         This Agreement is entered into as of December 22, 1998, by and among _____________________ (the "Undersigned"), LASALLE NATIONAL BANK, a national banking association (the "Bank") and HORIZON PHARMACEUTICAL CORPORATION (the "Debtor").

         WHEREAS, Debtor is indebted or may be indebted in the future to the Bank in the approximate amount of $3,400,000 as evidenced by that certain $2,400,000 Term Note of the Debtor payable to the Bank, dated December 22, 1998, as amended, renewed, modified or replaced from time to time, and that certain $1,000,000 Revolving Note of the Debtor payable to the Bank, dated December 22, 1998, as amended, renewed, modified or replaced from time to time (the "Notes"); and

         WHEREAS, the Undersigned desires the Bank to extend or continue the extension of credit to Debtor from time to time as Bank, in its sole discretion, may determine, and Bank has required, as a condition to the extension or continuation of such credit whatsoever that all present and future indebtedness due the Undersigned from the Debtor is subordinated in the manner hereinafter set forth; and

         WHEREAS, the Undersigned is personally and financially interested in the Debtor and the extension or continuation of the extension of credit, as aforesaid, by Bank is necessary to the operation of the business of the Debtor and will inure to the personal and financial benefit of the Undersigned.

         NOW, THEREFORE, FOR VALUE RECEIVED, it is agreed that the preceding provisions and preambles are an integral part hereof and that this Agreement shall be construed in light thereof, and in consideration of the extension or continuation of such credit by Bank to Debtor, as Bank may, in its sole discretion, determine, and for other good and valuable considerations to the Undersigned, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       Subordination. The Undersigned hereby:

         (A) Subordinates all indebtedness now or at any time or times hereafter existing and owing by Debtor to the Undersigned, whether such indebtedness is absolute or contingent, direct or indirect and howsoever evidenced, including all interest thereon (collectively, the "Undersigned's Claims") to any and all debts, demands, claim, liabilities or causes of action for which Debtor may now or at any time or times hereafter in any way be liable to Bank under any agreement, instrument, documents executed and delivered or made by Debtor to Bank (collectively, the "Bank Loans");

         (B) Subordinates all security interests, liens, encumbrances and claims which in any way secure the payment to the Undersigned of the Undersigned's Claim (the "Undersigned Collateral") to all security interests, liens, encumbrances and claims which in any way secure the payment of Bank Loans (the "Bank Collateral"). All covenants, conditions and agreements contained in any security agreement from the Debtor to the Bank are hereby incorporated herein by express reference and a default thereunder shall be and constitute a default under this Agreement;

         (C) Agrees to instruct Debtor not to pay, and the Undersigned agrees not to accept any payment of or assert or seek to enforce against Debtor, the Undersigned Claims, including but not limited to repayment of any of the Undersigned's Claims upon the maturity thereof provided that this Section shall not prohibit the conversion of the Undersigned's Claim into stock of the Debtor as provided for in that certain Subordinated Note Agreement between the Undersigned and the Debtor, dated as of December __,1998, provided that such conversion shall not be permitted during the occurrence of an event of default under any of the loan documents evidencing any of the Bank Loans;

         (D) Agrees that insolvency or bankruptcy in any manner whatsoever of the Debtor shall not impair or affect this Agreement, and hereby irrevocably authorizes Bank: (i) to collect, receive, enforce and accept any and all sums or distributions of any kind that may become due, payable or distributable on or in respect of the Undersigned's Claim or the Undersigned's Collateral whether paid directly by Debtor or paid or distributed in any bankruptcy, receivership, reorganization or dissolution proceedings or otherwise, and (ii) in Bank's sole discretion, to make and present claims therefor, in any such proceedings, either in Bank's name or in the name of the Undersigned, and agrees that in case any such sums or distributions come into the Undersigned's possession or control, the Undersigned shall promptly turn the same over to Bank in kind;

         (E) Agrees not to join in any petition of bankruptcy or in any creditors agreement affecting the Debtor's assets and grants to Bank an irrevocable proxy to vote the Undersigned's Claims in any proceeding or transaction, and agrees to execute all documents requested by Bank to facilitate the exercise of such proxy;

         (F) Agrees not to bring any suit or action to enforce the payment of any of the Undersigned's Claim until the Bank Loans have been satisfied in full and agrees that the Bank may intervene in any suit or action brought by the Undersigned in violation of this Agreement and may interpose this Agreement as a bar to such suit or action, and Debtor may also interpose this Agreement as a bar to any suit or action by the Undersigned in violation hereof, provided that this Section shall not prohibit the conversion of the Undersigned's Claims into stock of the Debtor as provided for in that certain Subordinated Note Agreement between the Undersigned and the Debtor, dated as of December __, 1998, provided that such conversion shall not be permitted during the occurrence of an event of default under any of the loan documents evidencing any of the Bank Loans; and

         (G) Agrees to turn over to Bank any sum or sums at any time paid to, or received by or on behalf of; the Undersigned in violation of the terms of this Agreement.

         2. Representations. The Undersigned represents, warrants and agrees with the Bank as follows:

         (a) The Undersigned has not assigned or transferred the Undersigned's Claims or the Undersigned's Collateral or any interest therein, to any person, firm, association, corporation or party, and the Undersigned shall make no such assignment or transfer thereof, and

         (b) All agreements, instruments and documents evidencing the Undersigned's Claims and the Undersigned's Collateral will be endorsed with a proper notice of this Agreement substantially in the following manner.

         "This Subordinated Note/Subordinated Note Agreement is subordinated to all indebtedness now or hereafter owing by maker to LaSalle National Bank, as provided in the Subordination Agreement dated as of December 22, 1998."

         3. Continuing Agreement. (a) This Agreement shall constitute a continuing agreement of Subordination, and Bank may lend, or continue to lend monies, without notice to the Undersigned, extend credit and make other accommodations to or for the account of the Debtor on the faith hereof, until written notice of revocation of this Agreement shall be actually delivered to Bank by the Undersigned. Any such notice of revocation shall not impair or affect this Agreement in relation to any obligations or liabilities of Debtor then existing or any obligations or liabilities created thereafter pursuant to any previous commitment of Bank to Debtor, or any extensions or renewals of any such commitment of Bank to Debtor, or any extensions or renewals of any such obligations or liabilities, and as to all such obligations and liabilities and extensions or renewals thereof, this Agreement shall continue effective until the same shall have been fully discharged with interest.

         (b) The Undersigned agrees that Bank, at any time, and from time to time, either before or after any such notice of revocation, may enter into such agreement or agreements with Debtor as Bank may deem proper to extend the time of payment, renew or otherwise alter the terms of all or any of the obligations or liabilities of Debtor to Bank or affecting any security underlying any or all of such obligations or liabilities or may exchange, sell or surrender or otherwise deal with any such security, or may release any balance of funds of Debtor with Bank without notice to the Undersigned and without in any way impairing or affecting this Agreement.

         (c) The Bank, in its sole discretion, shall have the sole and exclusive right and power, without notice to the Undersigned, to extend credit or loan money to the Debtor; make renewals or extensions of indebtedness; loan additional money to the Debtor after the creation of any indebtedness; modify any of the terms of any loan agreement, note or other instrument relating to or evidencing any of the Debtor to Bank, including, but not limited to, the sole right to release or substitute Bank Collateral and the sole right to release guarantors; and to deal in any manner whatsoever with any indebtedness payable to Bank and any security or guaranty therefor.

         4. Acceleration. If the Debtor or the Undersigned, or both, violate any provision of this Agreement, or if any subordinate indebtedness is accelerated, Bank may (but need not), by notice in writing delivered to the Undersigned, advise the Undersigned that all indebtedness of the Debtor to the Bank has become immediately due and payable.

         5. Further Assurances. The Undersigned agrees to furnish all assignments, including assignment of financing statements under the Uniform Commercial Code, and all documents requested by Bank to facilitate the enforcement by Bank of its rights and remedies hereunder.

         6. Payments in Trust. Any and all funds or other property received by the Undersigned on any and all of the Undersigned Claims in violation of the terms of this Agreement shall be received and held by the Undersigned as trustee for Bank and shall be paid over to Bank in kind on account of the Bank Loans.

         7. Reliance. The Undersigned consents and agrees that all obligations and liabilities of Debtor to Bank shall be deemed to have been made or incurred at the request of the Undersigned and in reliance upon this Agreement, provided, however, that neither the foregoing provision nor any other provision contained in this Agreement shall be deemed or construed to constitute, either directly or by implication, a guaranty by the Undersigned of any debts, obligations or liabilities incurred by Debtor to Bank.

         8. Expenses. The Undersigned agrees to pay all costs, legal expenses and attorneys' and paralegals' fees of every kind, paid or incurred by Bank in enforcing its rights hereunder, including, but not limited to, litigation instituted in a State or Federal Court, as hereinafter provided (including proceedings under the United States Bankruptcy Code) in enforcing its rights in connection with this Agreement, or in defending against any defense, cause of action, counterclaim, setoff or crossclaim based on any act of commission or omission by Bank with respect to the Bank Loans or collateral for Bank Loans promptly on demand of Bank or other person paying or incurring the same.

         9. Choice of Law. The Agreement has been delivered to the Bank at its office set forth on the first page hereof, and shall be construed and the rights, remedies and liabilities of the parties shall be determined in accordance with the laws of the State of Illinois, in which state it shall be performed by the Undersigned.

         10. Forum. TO INDUCE BANK TO AFFORD FINANCIAL ACCOMMODATIONS TO THE DEBTOR, THE UNDERSIGNED IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS, AND THE UNDERSIGNED HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NONCONVENIENS. THE UNDERSIGNED HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE UNDERSIGNED AT THE

ADDRESS INDICATED IN BANKS RECORDS IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

         11. Waiver. THE UNDERSIGNED WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE UNDERSIGNED MAY NOW HAVE, OR HEREAFTER MAY HAVE, TO ANY ACTION BY BANK IN ENFORCING THIS AGREEMENT AND RATIFIES AND CONFIRMS WHATEVER BANK MAY DO PURSUANT TO THE TERMS HEREOF. BANK AND THE UNDERSIGNED, AND EACH OF THEM, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT EITHER OR ANY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT OR COURSE OF DEALING, IN WHICH BANK AND THE UNDERSIGNED ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK MAKING BANK'S LOANS.

         12. Interpretation. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13. Remedies. No delay on the part of Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification, termination, discharge or waiver of any of the provisions be binding upon Bank except as expressly set forth in a writing duly signed and delivered on behalf of Bank.

         14. Integration. This Agreement (i) is valid, binding and enforceable in accordance with its provisions, and no conditions exist to the legal effectiveness of this Agreement; (ii) contains the entire Agreement between the Undersigned and Bank, (iii) is the final expression of their intentions; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by Bank or relied upon by the Undersigned in connection with the execution hereof. No modification, discharge, termination or waiver of any of the provisions of this Agreement shall be binding on Bank unless expressly set forth in a writing duly signed and delivered on behalf of Bank.

         15. No Fiduciary. The Undersigned specifically acknowledges and agrees that the relationship hereby created with Bank is and has been conducted on an open arm's length business basis in which no fiduciary relationship exists, and that the Undersigned has not relied and is not relying on any fiduciary relationship in the execution and delivery of this Agreement.

         16. Authorization. The Undersigned hereby represents and warrants to Bank that the execution and delivery of this Agreement has been duly authorized by resolutions heretofore adopted by its Board of Directors and shareholders in accordance with law and its bylaws, a certificate with respect thereto being hereto attached and by express reference made part hereof that said resolutions have not been amended nor rescinded, are in full force and effect, and that the officer or officers executing and delivering this Agreement for and on behalf of the Undersigned are duly authorized so to act. Bank in accepting this Agreement is expressly relying upon the aforesaid representations and warranties.

         17. Successors. The provisions hereof shall be continuing, irrevocable and binding upon the Undersigned and upon the successors and assigns of the Undersigned and shall inure to the benefit of Bank and its successors and assigns.

         18. Debtor Consent. (a) Debtor hereby consents to this Agreement and agrees to abide hereby and to keep, observe and perform the several matters and things herein intended to be kept, observed and performed by it, and specifically agrees not to make any payments contrary to the intention and terms of this Agreement.

         (b) A breach of any of the terms and conditions of this Agreement shall constitute a default in any and all Bank Loans made by Bank to Debtor.

SIGNED AND DELIVERED by the parties as of the date first above appearing.

HORIZON PHARMACEUTICAL CORPORATION

By:
   -----------------------------
Name:
     ---------------------------

Title:
      --------------------------


By:
   -----------------------------
Name:
     ---------------------------

Title:
      --------------------------


LASALLE NATIONAL BANK

By:
   -----------------------------
Name:
     ---------------------------

Title:
      --------------------------